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                                                             Exhibit (e)(2)(vii)

                                 AMENDMENT NO. 6
                                       TO
                             DISTRIBUTION AGREEMENT
                        AXA ADVISORS, LLC/CLASS IB SHARES

AMENDMENT NO. 6 to Distribution Agreement ("Amendment No. 6"), dated as of September 1, 2000, between EQ Advisors Trust, a Delaware business trust (the "Trust") and AXA Advisors, LLC a Delaware limited liability company (the "Distributor").

The Trust and the Distributor agree to modify and amend the Distribution Agreement relating to Class IB Shares dated as of April 14, 1997 (the "Original Agreement"), as amended by Amendment No. 1, dated as of December 9, 1997, Amendment No. 2, dated as of December 31, 1998, Amendment No. 3, dated as of April 14, 1999, Amendment No. 4 dated as of August 30, 1999 and Amendment No. 5, dated as of May 1, 2000 (the Original Agreement, together with such Amendments, the "Agreement") as herein provided. All terms used in this Amendment No. 6, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

1. New Portfolios. The Trust hereby authorizes the Distributor to participate in the distribution of Class IB Shares of the following new portfolios (the "New Portfolios") on the terms and conditions contained in the Agreement:

                             EQ/AXP New Dimensions Portfolio
                             EQ/AXP Strategy Aggressive Portfolio
                             FI Mid Cap Portfolio
                             EQ/Janus Large Cap Growth Portfolio

2. Name Changes. The following Portfolios' names shall be changed as follows:

   Current Name                         New Name
   Alliance Equity Index Portfolio      EQ Equity 500 Index Portfolio*
   BT Small Company Index Portfolio     EQ Small Company Index Portfolio*
   BT International Index Portfolio     EQ International Equity Index Portfolio*
   Warburg Pincus Small Company Value   FI Small/Mid Cap Value Portfolio**
   Portfolio
   * Effective October 6, 2000.
   **Effective July 24, 2000.

3. Effective Date. The effective date of this Amendment No. 6 shall be September 1, 2000 with respect to the New Portfolios.

4. Duration of Agreement. This Agreement shall continue in effect until September 1, 2001 with respect to the New Portfolios and thereafter will continue on a year to year basis with respect to the Portfolio only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Original Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Original Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a


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majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

         5. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB Shares, is hereby replaced in its entirety by Appendix A attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 6 as of the date first above set forth.


       EQ ADVISORS TRUST                    AXA ADVISORS, LLC




       By:                                  By:
          ---------------------------           -------------------------------
           Peter D. Noris                        Michael S. Martin
           President and Trustee                 Chairman of the Board and
                                                 Chief Executive Officer




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                                   APPENDIX A
                                       TO
                                 AMENDMENT NO. 6
                             DISTRIBUTION AGREEMENT
                                 CLASS IB SHARES

Portfolios In Original Agreement:
---------------------------------
EQ/Putnam Growth & Income Value Portfolio                    MFS Research Portfolio
EQ/Putnam International Equity Portfolio                     MFS Emerging Growth Companies Portfolio
EQ/Putnam Investors Growth Portfolio                         Morgan Stanley Emerging Markets Equity
EQ/Putnam Balanced Portfolio                                   Portfolio
Mercury World Strategy Portfolio                             T. Rowe Price International Stock Portfolio
   (fka Merrill Lynch World Strategy Portfolio)              T. Rowe Price Equity Income Portfolio
Mercury Basic Value Equity Portfolio                         FI Small/Mid Cap Value Portfolio
   (fka Merrill Lynch Basic Value Equity Portfolio)            (fka Warburg Pincus Small Company Value
                                                               Portfolio)

Portfolios Added by Amendment No. 1:
------------------------------------

BT Equity 500 Index Portfolio                                J. P. Morgan Core Bond Portfolio
EQ International Equity Index Portfolio                        (fka JPM Core Bond Portfolio)
    (fka BT International Equity Index Portfolio)            Lazard Small Cap Value Portfolio
EQ Small Company Index Portfolio                             Lazard Large Cap Value Portfolio
    (fka BT Small Company Index Portfolio)

Portfolios Added by Amendment No. 2:
------------------------------------

EQ/Evergreen Foundation Portfolio                            MFS Growth with Income Portfolio
EQ/Evergreen Portfolio

Portfolios Added by Amendment No. 3:
------------------------------------

EQ/Alliance Premier Growth Portfolio                         Capital Guardian U.S. Equity Portfolio
Capital Guardian Research Portfolio                          Capital Guardian International Portfolio

Portfolios Added by Amendment No. 4:
------------------------------------

Calvert Socially Responsible Portfolio                       Alliance Growth Investors Portfolio
EQ/Aggressive Stock Portfolio                                Alliance High Yield Portfolio
  (fka Alliance Aggressive Stock Portfolio)                  Alliance Intermediate Government
EQ/Balanced Portfolio                                        Securities Portfolio
  (fka Alliance Balanced Portfolio)                          Alliance International Portfolio
Alliance Common Stock Portfolio                              Alliance Money Market Portfolio
Alliance Conservative Investors Portfolio                    Alliance Quality Bond Portfolio
EQ Equity 500 Index Portfolio                                Alliance Small Cap Growth Portfolio
  (fka Alliance Equity Index Portfolio)
Alliance Growth and Income Portfolio
Alliance Global Portfolio


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
Portfolio Added by Amendment No. 5:
-----------------------------------

EQ/Alliance Technology Portfolio

Portfolios Added by Amendment No. 6
-----------------------------------

EQ/AXP New Dimensions Portfolio                              EQ/AXP Strategy Aggressive Portfolio
FI Mid Cap Portfolio                                         EQ/Janus Large Cap Growth Portfolio